UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

Black Gaming, LLC
 (Exact name of registrant as specified in its charter)

Nevada	333-123179	20-8160036
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10777 W Twain Ave, Las Vegas, Nevada	89135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 318-6888

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2009, Black Gaming, LLC (the “Company”) and Anthony Toti, the Company’s Chief Operating Officer, amended the Executive Employment Agreement dated January 8, 2009 (the “Agreement”) between the Company and Mr. Toti to increase Mr. Toti’s annual base salary from $250,000 to $450,000, retroactive to January 1, 2009. On December 23, 2008, the Company appointed Mr. Toti as its Chief Operating Officer to oversee the operations of all of its properties. Prior to that time, Mr. Toti served as the Company’s Vice President of Gaming Operations. Upon his appointment as Chief Operating Officer, Mr. Toti’s annual base salary was not increased. This amendment was made to conform Mr. Toti’s annual base salary to the increase in duties and responsibilities as Chief Operating Officer. No other provisions of the Agreement were amended and the Agreement remains in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Gaming, LLC

Date: June 2, 2009	By:	/s/ Sean P. McKay

Sean P. McKay
	Its:	Chief Accounting Officer